Exhibit 10.1

ADVANCE AGREEMENT

This Advance Agreement (the “Agreement”) dated December 5th, 2025 (the “Advance Agreement Date”), is entered into by and among: (a) Healthcare Triangle, Inc, a Delaware corporation (“HCTI”, or “Buyer”), and (b) Teyame AI LLC, a St Kitts and Nevis corporation (“Teyame”, or “Intermediary Seller”). HCTI and Teyame are hereinafter collectively referred to as the “Parties” and individually as a “Party.”

Preamble

Whereas, the Teyame and CH 109, S.L and Maria Luisa Sanchez Fernandez (the “Equity Holders”) have entered into the Binding Letter of Intent dated as of September 1, 2025 (the “LOI”) which relates to the sale of 100% of the equity (the “Equity”) of Teyame 360 SL, a company incorporated in Spain and Datono Mediacion SL, a company incorporated in Spain (both companies collectively referred to herein as the “Equity Holders”).

Whereas, the Intermediary Seller desires to sell the Equity it purchases from the Equity Holders to the Buyer on the terms set forth in this Agreement.

Purchase Price Summary

In consideration for the sale of the Equity by the Intermediary Seller, the Buyer shall pay to the Intermediary Seller a purchase price of US Dollars Fifty Million ($50,000,000) comprised of the following:

(i)	USD 15,000,000 in cash, payable in tranches.

(ii)	USD 6,000,000 in common stock of the Buyer

(iii)	USD 24,000,000 in non-voting convertible preferred stock of the Buyer to be issued as post-closing stock consideration, which is convertible 6 months after the closing date stipulated in the Purchase Agreement; and

(iv)	USD 5,000,000 in non-voting convertible preferred stock of the Buyer payable as a management earnout, subject to the achievement of agreed performance targets.

Payment of Advance

In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Under the terms of this agreement, HCTI agrees to pay an advance of USD 3,000,000 (US Dollars Three Million Only) as Advance to Teyame in connection with the proposed acquisition of the Equity on or before December 5th, 2025, by wire transfer to the designated bank account. The Parties agree to consummate the deal on or before February 16, 2026. The anticipated payment schedule is as follows:

●	(Payment Advance contemplated in this agreement) USD 3,000,000 in cash, on or before December 08, 2025;

●	(First Tranche) USD 6,000,000 in cash on or before January 15, 2026 (Closing date);

●	(Stock Consideration) USD 6,000,000 in common stock of the Buyer and USD 24,000,000 in Preferred stock of the Buyer on or before January 15, 2026;

●	(Second Tranche) USD 3,000,000 in cash, on or before February 12, 2026;

●	(Third Tranche) USD 3,000,000 will be held back for 3 months after the second tranche (May 12, 2026) or obtaining change of control waivers for all bank accounts and Insurance policies, whichever is later; and

●	(Earn-Out Stock Consideration) USD 5,000,000 subject to the achievement of agreed performance targets.

Application of Advance

The advance amount paid under this agreement shall be applied against the cash consideration payable at closing under the SPA.

▪	If the transaction does not close due to any reason listed below, Teyame shall refund the full advance of $3,000,000 within 10 business days:

o	Representations are inaccurate;

o	Any material adverse change occurs between now and closing;

o	The parties fail to agree on terms of the related purchase agreement; and

o	Restrictions outside the control of the parties (Government etc), block the transaction from being completed.

▪	If the failure is due to delay in closing the transaction by HCTI, on or before February 16, 2026, Teyame will refund USD 2,500,000 (US Dollars Two Million Five Hundred Thousand Only) and retain USD 500,000 (US Dollars Five Hundred Thousand Only).

Representations

Each Party represents that it has full authority to enter into this Agreement and that doing so violates no laws or contracts. In addition, each party is agreeing to be bound to this Agreement. The Intermediary Seller represents and warrants to HCTI: (i) that the Equity Holders are the current owners of the Equity, (ii) the LOI provides the Intermediary Seller with the right to purchase the Equity (the “Purchase Right”) on terms that are at least as favorable to the Intermediary Seller as the terms provided to HCTI under this Agreement.

Covenants

The Intermediary Seller hereby agrees to (i) execute an Advance Agreement (the “Teyame Advance Agreement”) in the form of Exhibit A simultaneously with the execution of this Agreement and this Agreement shall not be effective until the Teyame Advance Agreement has been fully executed; (ii) direct HTCI to issue any securities that are referenced in the Purchase Price Summary to the Equity Holders on a 50/50 basis and (iii) own 100% of the Equity on or prior to the Closing Date.

Confidentiality

All parties shall keep all information confidential unless disclosure is required by law.

Governing Law

This Agreement shall be governed by the laws of the State of California, with exclusive jurisdiction in courts located in San Francisco.

Miscellaneous

This Agreement does not obligate any of the Parties to complete the transaction. Modifications require written consent by all Parties.

IN WITNESS WHEREOF, each of the undersigned has executed this Advance Agreement as of the date first written above.

Buyer:		Seller:

Healthcare Triangle, Inc.		Teyame AI LLC

By:	/s/ David Ayanoglou	By:	/s/ Tam Singh
Name:	David Ayanoglou	Name:	Tam Singh
Title:	CFO	Title:	President and CEO
Date:	12/5/2025	Date:	12/5/2025

Advance Agreement

This Advance Agreement (the “Agreement”) is made and entered into on December 05, 2025 (the “Advance Agreement Date”), by and among:

(a) Teyame AI LLC, a corporation incorporated under the laws of St. Kitts and Nevis (“Teyame”);

(b) Teyame 360 SL and Datono Mediacion SL, companies incorporated in Spain (collectively, the “Assets”) and

(c) CH 109 SL represented by Ivan Montero and Maria Luisa Sanchez Fernandez (collectively, the “Sellers”), each holding a 50% equity interest in the Assets.

Teyame, the Assets, and the Sellers are hereinafter collectively referred to as the “Parties”, and individually as a “Party.”

Preamble

Teyame holds the exclusive right to acquire the Assets from the Sellers and intends to assign and transfer such right to Healthcare Triangle, Inc. (the “Buyer”). The Buyer desires to purchase from the Sellers 100% of the equity in the Assets, subject to the terms and conditions set forth in this Agreement.

Payment of Advance

In consideration of the mutual covenants, representations, and warranties contained herein, the Parties agree as follows:

Teyame shall pay to the Sellers an advance payment on or before December 08, 2025; the Parties agree to consummate the deal on or before February 16, 2026.

Adjustment of Advance

The advance amount paid under this Agreement will be adjusted against the cash consideration payable at closing under the definitive Share Purchase Agreement (SPA).

Representations

Each Party represents and warrants that:

●	It has full power and authority to enter into this Agreement;

●	No law, regulation, contract, or obligation prohibits such entry; and

●	Each agrees to be bound by the terms of this Agreement.

Confidentiality

All information exchanged under this Agreement shall remain confidential and shall not be disclosed except as required by law or regulatory authority.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Spain, with exclusive jurisdiction vested in the courts located in Madrid, Spain.

Miscellaneous

●	Nothing in this Agreement obligates any Party to complete the transaction unless and until the definitive SPA is executed.

●	Any amendment or modification must be in writing and signed by all Parties.

●	This Agreement constitutes the entire understanding between the Parties with respect to the subject matter herein.

Teyame AI LLC

By:	/s/ T. Singh
Name:	T. SINGH
Title:	President and CEO
Date:

Sellers

MONTERO REBATO IVAN - 53404068T	Firmado digitalmente por MONTERO REBATO IVAN - 53404068T Fecha: 2025.12.05 18:59:25 + 01‘00’	SANCHEZ FERNANDEZ MARIA LUISA - 50693255J	Firmado digitalmente por SANCHEZ FERNANDEZ MARIA LUISA -50693255J Fecha: 2025.12.05 18:57:20 + 01‘00’

By:		By:
Name:	Ivan Montero	Name:	Maria Luisa Sanchez Fernandez
Title:	Director	Title:	Director
Date:		Date:

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